NEWS RELEASE

Contacts:

Martha Goldberg Aronson Investor Relations 763-505-2694	Marybeth Thorsgaard Public Relations 763-505-2644
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS SECOND QUARTER REVENUE OF $3.124 BILLION AND
DILUTED EPS OF $0.58
•	Double Digit Revenue Growth Outside the U.S.

•	Voluntary Suspension of Fidelis® Lead Significantly Impacted Quarterly Results
MINNEAPOLIS — November 19, 2007 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2008, which ended October 26, 2007.
Medtronic recorded second quarter revenue of $3.124 billion, a two percent increase over the $3.075 billion reported in the second quarter of fiscal year 2007. Non-U.S. revenue of $1.166 billion grew 12 percent including the $73 million positive benefit of currency translation. For the quarter, 37 percent of Medtronic’s revenue was from outside the U.S. Net earnings for the quarter were $666 million, or $0.58 per diluted share, each a two percent decrease over the same period in the prior year.
Commenting on the voluntary suspension of Fidelis® leads and its negative impact to the business this quarter, Bill Hawkins, Medtronic president and chief executive officer said, “This was the right decision as there is nothing more important to us than the safety and well being of patients.”
Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2007.

Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.148 billion decreased 8 percent. Revenue from implantable cardioverter defibrillators (ICDs) was $639 million, down 16 percent, while worldwide pacing revenue of $495 million in the quarter increased 5 percent. The Fidelis defibrillator lead recall had an estimated negative impact of $115 million and $15 million on ICD and Pacing revenue, respectively. Additionally, CRDM incurred expenses of approximately $31 million in inventory write-offs and other direct costs associated with Fidelis during the quarter.
Spinal
Spinal revenue of $660 million grew 10 percent, driven by sales of the biologics product line and strong growth outside the U.S. With the acquisition completed earlier than anticipated, the company expects Kyphon will contribute to revenue in the second half of the fiscal year as Medtronic expands its presence in the aging spine market.
CardioVascular
CardioVascular revenue of $490 million grew 8 percent, driven by Coronary Stents and Endovascular. Coronary Stent revenue of $149 million grew 13 percent and Endovascular revenue grew 11 percent. Final FDA approval for the Endeavor ® drug eluting stent is anticipated by the end of the calendar year, providing Medtronic entry into this approximately $2 billion U.S. market.
Neuromodulation
Neuromodulation revenue of $321 million grew 10 percent. Adjusting for the impact of the previously announced divestitures of the three diagnostics related product lines, the Neuromodulation business grew 15 percent.
Diabetes
Diabetes revenue of $246 million grew 16 percent, driven by double digit growth in pump therapies and a robust uptake in continuous glucose monitoring products.
Ear, Nose and Throat (ENT)
ENT revenue of $149 million grew 16 percent, driven by power systems and monitoring disposables along with further global penetration of the product portfolio.

Physio-Control
Physio-Control revenue of $74 million was down 33 percent, due to the voluntary suspension of U.S. product shipments to address quality system issues.
In closing Hawkins said, “While we are very focused on addressing the challenges in our CRDM business, we are pleased with a number of highlights in our second quarter including the positive FDA panel recommendation of our Endeavor drug-eluting stent, continued progress with our Prestige® Cervical Disc launch, and improved momentum in our neuromodulation business. With our broad diversified business portfolio and the opportunity to accelerate growth outside the U.S., we remain optimistic about our strong growth potential going forward.”
Webcast Information
Medtronic will host a webcast for the public, analysts and news media today, Nov. 19 at 4:30 p.m. EST (3:30 CST), to provide information about its businesses, quarterly financial results and analysts’ expectations for fiscal 2008 results. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease.

Its Internet address is www.medtronic.com.
This news release contains forward-looking statements regarding our operating momentum, new products and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, integration of acquired businesses, government regulation, general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 27, 2007. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 07	FY 07	FY 07	FY 07	FY 07	FY 08	FY 08	FY 08	FY 08	FY 08
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,149	$1,252	$1,186	$1,291	$4,876	$1,235	$1,148	$—	$—	$2,383
Pacing Systems	460	473	458	504	1,895	494	495	—	—	990
Defibrillation Systems	673	764	711	770	2,917	726	639	—	—	1,365
Other	16	15	17	17	64	15	14	—	—	28

SPINAL	$575	$599	$598	$643	$2,417	$644	$660	$—	$—	$1,304
Spinal Instrumentation	412	421	429	456	1,721	454	462	—	—	916
Spinal Biologics	163	178	169	187	696	190	198	—	—	388

CARDIOVASCULAR	$448	$455	$478	$528	$1,909	$486	$490	$—	$—	$976
Coronary Stents	120	132	148	161	560	152	149	—	—	302
Other Coronary/Peripheral	99	92	92	100	386	95	96	—	—	191
Endovascular	61	63	64	72	259	69	70	—	—	138
Revasc & Surgical Therapies	100	98	105	114	417	102	105	—	—	207
Structural Heart Disease	68	70	69	81	287	68	70	—	—	138

NEUROMODULATION	$276	$291	$290	$326	$1,183	$289	$321	$—	$—	$610
Neuro Implantables	226	238	233	265	962	237	264	—	—	500
Gastroenterology & Urology	50	53	57	61	221	52	57	—	—	110

DIABETES	$196	$212	$226	$229	$863	$241	$246	$—	$—	$486

EAR, NOSE & THROAT (ENT)	$128	$129	$134	$147	$539	$144	$149	$—	$—	$293
Core ENT	65	65	69	77	278	75	75	—	—	150
Neurologic Technologies	63	64	65	70	261	69	74	—	—	143

CORPORATE TECHNOLOGIES AND NEW VENTURES	$24	$26	$31	$47	$127	$28	$36	$—	$—	$65

PHYSIO-CONTROL	$101	$111	$105	$69	$385	$60	$74	$—	$—	$133

TOTAL	$2,897	$3,075	$3,048	$3,280	$12,299	$3,127	$3,124	$—	$—	$6,250

ADJUSTMENTS :

CURRENCY (1)	$6	$32	$55	$71	$166	$49	$73			$121

COMPARABLE OPERATIONS (1)	$2,891	$3,043	$2,993	$3,209	$12,133	$3,078	$3,051	$—	$—	$6,129

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT  — US
(Unaudited)
($ millions)

	FY 07	FY 07	FY 07	FY 07	FY 07	FY 08	FY 08	FY 08	FY 08	FY 08
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$733	$807	$737	$773	$3,048	$754	$679	$—	$—	$1,432
Pacing Systems	228	244	220	240	931	244	237	—	—	480
Defibrillation Systems	495	554	507	525	2,082	504	434	—	—	938
Other	10	9	10	8	35	6	8	—	—	14

SPINAL	$480	$505	$502	$531	$2,019	$530	$540	$—	$—	$1,070
Spinal Instrumentation	322	333	338	353	1,348	349	352	—	—	701
Spinal Biologics	158	172	164	178	671	181	188	—	—	369

CARDIOVASCULAR	$170	$174	$173	$189	$707	$167	$173	$—	$—	$341
Coronary Stents	9	12	17	22	61	20	21	—	—	40
Other Coronary/Peripheral	37	36	29	30	130	24	24	—	—	50
Endovascular	33	35	34	37	140	35	37	—	—	72
Revasc & Surgical Therapies	52	51	53	56	213	49	52	—	—	101
Structural Heart Disease	39	40	40	44	163	39	39	—	—	78

NEUROMODULATION	$196	$215	$207	$226	$844	$201	$239	$—	$—	$439
Neuro Implantables	157	173	164	180	674	160	192	—	—	351
Gastroenterology & Urology	39	42	43	46	170	41	47	—	—	88

DIABETES	$140	$154	$164	$158	$616	$163	$170	$—	$—	$334

EAR, NOSE & THROAT (ENT)	$87	$88	$91	$96	$362	$93	$97	$—	$—	$190
Core ENT	43	44	47	49	183	48	47	—	—	95
Neurologic Technologies	44	44	44	47	179	45	50	—	—	95

CORPORATE TECHNOLOGIES AND NEW VENTURES	$17	$17	$21	$30	$85	$19	$23	$—	$—	$42

PHYSIO-CONTROL	$60	$73	$62	$24	$219	$21	$37	$—	$—	$58

TOTAL	$1,883	$2,033	$1,957	$2,027	$7,900	$1,948	$1,958	$—	$—	$3,906

ADJUSTMENTS :

CURRENCY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,883	$2,033	$1,957	$2,027	$7,900	$1,948	$1,958	$—	$—	$3,906

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT  — INTERNATIONAL
(Unaudited)
($ millions)

	FY 07	FY 07	FY 07	FY 07	FY 07	FY 08	FY 08	FY 08	FY 08	FY 08
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$416	$445	$449	$518	$1,828	$481	$469	$—	$—	$951
Pacing Systems	232	229	238	264	964	250	258	—	—	510
Defibrillation Systems	178	210	204	245	835	222	205	—	—	427
Other	6	6	7	9	29	9	6	—	—	14

SPINAL	$95	$94	$96	$112	$398	$114	$120	$—	$—	$234
Spinal Instrumentation	90	88	91	103	373	105	110	—	—	215
Spinal Biologics	5	6	5	9	25	9	10	—	—	19

CARDIOVASCULAR	$278	$281	$305	$339	$1,202	$319	$317	$—	$—	$635
Coronary Stents	111	120	131	139	499	132	128	—	—	262
Other Coronary/Peripheral	62	56	63	70	256	71	72	—	—	141
Endovascular	28	28	30	35	119	34	33	—	—	66
Revasc & Surgical Therapies	48	47	52	58	204	53	53	—	—	106
Structural Heart Disease	29	30	29	37	124	29	31	—	—	60

NEUROMODULATION	$80	$76	$83	$100	$339	$88	$82	$—	$—	$171
Neuro Implantables	69	65	69	85	288	77	72	—	—	149
Gastroenterology & Urology	11	11	14	15	51	11	10	—	—	22

DIABETES	$56	$58	$62	$71	$247	$78	$76	$—	$—	$152

EAR, NOSE & THROAT (ENT)	$41	$41	$43	$51	$177	$51	$52	$—	$—	$103
Core ENT	22	21	22	28	95	27	28	—	—	55
Neurologic Technologies	19	20	21	23	82	24	24	—	—	48

CORPORATE TECHNOLOGIES AND NEW VENTURES	$7	$9	$10	$17	$42	$9	$13	$—	$—	$23

PHYSIO-CONTROL	$41	$38	$43	$45	$166	$39	$37	$—	$—	$75
TOTAL	$1,014	$1,042	$1,091	$1,253	$4,399	$1,179	$1,166	$—	$—	$2,344

ADJUSTMENTS :

CURRENCY (1)	$6	$32	$55	$71	$166	$49	$73	$—	$—	$121

COMPARABLE OPERATIONS (1)	$1,008	$1,010	$1,036	$1,182	$4,233	$1,130	$1,093	$—	$—	$2,223

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Six months ended
	October 26, 2007	October 27, 2006	October 26, 2007	October 27, 2006

Net sales	$3,124	$3,075	$6,250	$5,972
Costs and expenses:
Cost of products sold	840	795	1,632	1,527
Research and development expense	298	320	598	619
Selling, general, and administrative expense	1,107	1,036	2,203	2,020
Restructuring charges	—	—	14	—
Certain litigation charges	—	—	—	40
Purchased in-process research and development (IPR&D) charges	—	—	33	—
Other expense, net	72	50	128	116
Interest income, net	(61)	(37)	(105)	(76)

Total costs and expenses	2,256	2,164	4,503	4,246

Earnings before income taxes	868	911	1,747	1,726

Provision for income taxes	202	230	406	446

Net earnings	$666	$681	$1,341	$1,280

Earnings per share:
Basic	$0.59	$0.59	$1.18	$1.11

Diluted	$0.58	$0.59	$1.17	$1.10

Weighted average shares outstanding:
Basic	1,133.1	1,149.3	1,136.1	1,151.4
Diluted	1,147.7	1,159.4	1,150.6	1,161.9

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Six months ended		Six months ended
	October 26, 2007		October 27, 2006

Net earnings, as reported	$1,341		$1,280
Restructuring charges	11	(a)	—
Certain litigation charges	—		40	(c)
IPR&D charges	25	(b)	—

Non-GAAP net earnings	$1,377		$1,320

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Six months ended		Six months ended
	October 26, 2007		October 27, 2006

Diluted EPS, as reported	$1.17		$1.10
Restructuring charges	0.01	(a)	—
Certain litigation charges	—		0.04	(c)
IPR&D charges	0.02	(b)	—

Non-GAAP diluted EPS	$1.20		$1.14

(a)	The $11 million ($0.01 per share) after-tax restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007. These initiatives were designed to drive manufacturing efficiencies in our CardioVascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management (CRDM) business to reflect the market dynamics. As a continuation of our fiscal year 2007 initiatives, in the first quarter of fiscal year 2008 the Company recognized expense associated with compensation and early retirement benefits provided to employees whose employment terminated with the Company in the first quarter of fiscal year 2008 which could not be accrued in the fourth quarter of fiscal year 2007. In addition to disclosing restructuring charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $25 million ($0.02 per share) after-tax IPR&D charge is related to a $25 million ($18 million after-tax) milestone payment under a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. The additional $8 million ($7 million after-tax) charge is related to purchases of certain intellectual property. These payments were expensed as IPR&D since technological feasibility of the underlying projects have not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $40 million ($0.04 per share) after-tax certain litigation charge is related to the settlement agreement reached with the U.S. Department of Justice which requires the government to seek dismissal of two qui tam civil suits pending against Medtronic. In addition to disclosing certain litigation charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF NEUROMODULATION GAAP REVENUE AND REVENUE GROWTH
TO NON-GAAP REVENUE AND REVENUE GROWTH
(Unaudited)
(in millions)

	Three months ended	Three months ended		Percentage
	October 26, 2007	October 27, 2006		Change
Neuromodulation revenue, as reported	$321	$291		10%
Diagnostics product portfolio revenue	—	(12	) (a)	NA
Neuromodulation revenue, adjusted	$321	$279		15%

(a)	The $12 million represents the revenue earned by the three diagnostics product lines that were divested in fiscal year 2007. In addition to disclosing revenue and growth rates that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this diagnostics product portfolio revenue from these metrics. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this revenue when evaluating the operating performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 26,	April 27,
	2007	2007
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$4,683	$1,256
Short-term investments	900	1,822
Accounts receivable, less allowances of $159 and $194, respectively	2,865	2,737
Inventories	1,248	1,215
Deferred tax assets, net	442	405
Prepaid expenses and other current assets	403	483

Total current assets	10,541	7,918

Property, plant and equipment	4,599	4,309
Accumulated depreciation	(2,438)	(2,247)

Property, plant and equipment, net	2,161	2,062

Goodwill	4,335	4,327
Other intangible assets, net	1,389	1,433
Long-term investments	1,481	3,203
Long-term deferred tax assets, net	323	204
Other assets	356	365

Total assets	$20,586	$19,512

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$877	$509
Accounts payable	315	282
Accrued compensation	609	767
Accrued income taxes	100	350
Other accrued expenses	750	655

Total current liabilities	2,651	2,563

Long-term debt	5,494	5,578
Long-term accrued compensation	95	264
Long-term accrued income taxes	536	—
Other long-term liabilities	335	130

Total liabilities	9,111	8,535

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	113	114
Retained earnings	11,492	10,925
Accumulated other comprehensive loss	(130)	(62)

Total shareholders’ equity	11,475	10,977

Total liabilities and shareholders’ equity	$20,586	$19,512

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Six months ended
	October 26,	October 27,
	2007	2006
Operating Activities:
Net earnings	$1,341	$1,280
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	276	277
IPR&D charges	33	—
Provision for doubtful accounts	17	21
Deferred income taxes	3	(251)
Stock-based compensation	92	94
Excess tax benefit from exercise of stock-based awards	(32)	(11)
Change in operating assets and liabilities:
Accounts receivable	(128)	(179)
Inventories	(12)	(143)
Accounts payable and accrued liabilities	98	199
Other operating assets and liabilities	117	20

Net cash provided by operating activities	1,805	1,307

Investing Activities:
Acquisitions, net of cash acquired	(26)	(8)
Purchase of intellectual property	(52)	(102)
Additions to property, plant and equipment	(280)	(251)
Purchases of marketable securities	(4,279)	(7,275)
Sales and maturities of marketable securities	6,959	6,787
Other investing activities, net	(67)	(44)

Net cash provided by (used in) investing activities	2,255	(893)

Financing Activities:
Change in short-term borrowings, net	266	64
Payments on long-term debt	—	(1,877)
Dividends to shareholders	(284)	(254)
Issuance of common stock	285	113
Excess tax benefit from exercise of stock-based awards	32	11
Repurchase of common stock	(901)	(398)

Net cash used in financing activities	(602)	(2,341)
Effect of exchange rate changes on cash and cash equivalents	(31)	23

Net change in cash and cash equivalents	3,427	(1,904)
Cash and cash equivalents at beginning of period	1,256	2,994

Cash and cash equivalents at end of period	$4,683	$1,090